UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2006
SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission File Number)	(IRS Employer Identification No.)
1060 East Arques Ave., Sunnyvale, CA 94085

(Address of Principal Executive Offices) (Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 13, 2006, the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) approved amendments to the Registrant’s 1999 Employee Stock Purchase Plan (the “ESPP”). The ESPP was amended and restated primarily to effect the following changes: (i) terminate ongoing offering periods as of January 31, 2007, (ii) reduce the length of offering periods to six months, beginning with the offering period that commences on February 1, 2007, (iii) provide that participants may effect only one decrease, and no increases, in payroll contribution percentages during an offering period, (iv) provide that if the Registrant is dissolved or liquidated, the Compensation Committee of the Board has discretion to either designate a new date on which to conduct a purchase prior to such time or terminate all offerings and refund contributions to participants without conducting a purchase, (v) provide that in the event of certain specified change in control transactions, the Compensation Committee of the Board will designate a final purchase date for all offerings in lieu of keeping the ESPP in place after the closing of such a transaction, and (vi) provide that the purchase date of an offering period is delayed if the ESPP must be submitted for stockholder approval with respect to shares that are to be made available for purchase in that offering period, provided that if as a result a purchase date would occur more than twenty-seven months after commencement of the offering period to which it relates, then such offering period will terminate without the purchase of shares and participants in such offering period will be refunded their contributions.
     The foregoing summary of the amendments to the ESPP approved by the Board is not intended to be complete and is qualified in its entirety by reference to the amended and restated ESPP, a copy of which is filed as Exhibit 10.01 to this Current Report on form 8-K and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

10.01	1999 Equity Incentive Plan, as amended and restated, including Sub-Plan for UK employees, and related forms of notice of grant of stock options, stock option agreement, stock option exercise notice and joint election (for UK employees).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2006	SILICON IMAGE, INC.
	By:	/s/ Robert Freeman
Robert Freeman
Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title
10.01	1999 Equity Incentive Plan, as amended and restated, including Sub-Plan for UK employees, and related forms of notice of grant of stock options, stock option agreement, stock option exercise notice and joint election (for UK employees).